LIMITED POWER OF ATTORNEY

I, Jeffery S. Perry, hereby constitute and appoint
Robert K. Biggart and Angela M. Pla, with full
powers of substitution or revocation, to serve as
my Attorneys-In-Fact and Agents to exercise the
powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder,
relating to the disclosure of my beneficial
ownership of securities in Fortune Brands Home &
Security, Inc. (the "Company") and (ii) Forms 144
in accordance with the Securities Act of 1933, as
amended (the "Securities Act"), and the rules
thereunder, relating to my transactions in the
securities of the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such
Form 3, 4, 5 or Form 144 and timely file such
form with the SEC and any stock exchange or
similar authority and take any other action of
any type whatsoever in connection with the
foregoing which, in the opinion of such
attorneys-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do
and perform any and every act and thing
whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and
powers herein granted, as fully to all intents
and purposes as the undersigned might or could
do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorneys-in-fact shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers
herein granted. The undersigned acknowledges that
the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned,
are not assuming, nor is the Company assuming,
any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange
Act or Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms of
this Power of Attorney. The powers granted by this
Power of Attorney shall begin on December 8, 2020
and shall continue in full force and effect until
the undersigned is no longer required to file
Section 16 Reports with respect to the equity
securities of the Company, unless earlier revoked
by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.

I, Jeffery S. Perry, executed this Limited Power
of Attorney on this 4th day of December, 2020.

/s/Jeffery S. Perry
Jeffery S. Perry